     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1997

                                                 REGISTRATION NO. 333-27361
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                         AMERICAN GENERAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            TEXAS                         6719                   74-0483432
       (STATE OR OTHER        (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION  CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
        OR ORGANIZATION)


                              2929 ALLEN PARKWAY
                             HOUSTON, TEXAS 77019
                                (713) 522-1111
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              MARK S. BERG, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         AMERICAN GENERAL CORPORATION
                              2929 ALLEN PARKWAY
                               HOUSTON, TX 77019
                                (713) 522-1111
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                       COPIES OF ALL COMMUNICATIONS TO:

         MORRIS J. KRAMER, ESQ.                            PAUL S. BIRD, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                  DEBEVOISE & PLIMPTON
            919 THIRD AVENUE                                875 THIRD AVENUE
           NEW YORK, NY 10022                              NEW YORK, NY 10022
             (212) 735-3000                                  (212) 909-6000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger described in the enclosed Joint Proxy
Statement/Prospectus have been satisfied or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
     TITLE OF EACH                                 PROPOSED          MAXIMUM          AMOUNT OF
  CLASS OF SECURITIES        AMOUNT TO BE      MAXIMUM OFFERING AGGREGATE OFFERING   REGISTRATION
    TO BE REGISTERED          REGISTERED        PRICE PER UNIT        PRICE              FEE
--------------------------------------------------------------------------------------------------
 Common Stock, par value
  $0.50 per share....... 47,000,000 shares (1)  Not Applicable    $1,675,882,745    $169,647.10(2)


(1) Also includes associated Series A Junior Participating Preferred Stock Purchase Rights, which Rights (a) are not currently separable from the shares of Common Stock and (b) are not currently exercisable.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of 34,509,812 shares of USLIFE Common Stock to be received by the Registrant pursuant to the acquisition of USLIFE Corporation by the Registrant computed in accordance with Rule 457(c) on the basis of the average of the high and low prices on May 14, 1997 as reported for the American General Common Stock in The Wall Street Journal on May 15, 1997. Pursuant to Rule 457(b), the fee has been reduced by $338,196.16 paid on March 21, 1997 upon the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of USLIFE's and the Registrant's proxy materials included herein.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

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

                       CROSS REFERENCE SHEET PURSUANT TO
   RULE 404(A) OF THE SECURITIES ACT, SHOWING THE LOCATION IN THE JOINT PROXY
    STATEMENT/PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-4.

      S-4 ITEM NUMBER AND CAPTION       LOCATION IN PROXY STATEMENT/PROSPECTUS
      ---------------------------       --------------------------------------
 A. INFORMATION ABOUT THE TRANSACTION.
 1. Forepart of Registration Statement   Facing Page of Registration
    and Outside Front Cover Page of      Statement; Outside Front Cover Page
    Prospectus.........................  of Joint Proxy Statement/Prospectus
 2. Inside Front and Outside Back Cover Available Information; Incorporation
    Pages of Prospectus................ of Certain Documents by Reference;
                                        Table of Contents
 3. Risk Factors, Ratio of Earnings to  Summary of Joint Proxy
    Fixed Charges and Other             Statement/Prospectus; Summary
    Information........................ Historical Financial Data of American
                                        General; Summary Historical Financial
                                        Data of USLIFE; Selected Historical
                                        Financial Data of American General;
                                        Selected Historical Financial Data of
                                        USLIFE; Selected Pro Forma Financial
                                        Data; Risk Factors
 4. Terms of the Transaction........... Summary of Joint Proxy
                                        Statement/Prospectus; The Proposed
                                        Merger; Comparison of Shareholder
                                        Rights
 5. Pro Forma Financial Information.... Summary Pro Forma Per Share and Other
                                        Data; Selected Pro Forma Financial
                                        Data; Pro Forma Combined Financial
                                        Statements; Pro Forma Combined Balance
                                        Sheet; Pro Forma Combined Statements
                                        of Income; Notes to Pro Forma Combined
                                        Financial Statements
 6. Material Contracts with the Company Summary of Joint Proxy
    Being Acquired .................... Statement/Prospectus; The Proposed
                                        Merger
 7. Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters.......... *
 8. Interests of Named Experts and
    Counsel............................ Legal Matters; Experts
 9. Disclosure of Commission Position
    on Indemnification for Securities
    Act
    Liabilities ....................... *
 B. INFORMATION ABOUT THE REGISTRANT.
 10. Information With Respect to S-3
     Registrants....................... Incorporation of Certain Documents by
                                        Reference; Certain Information
                                        Concerning American General; Selected
                                        Historical Financial Data of American
                                        General
 11. Incorporation of Certain           Incorporation of Certain Documents by
     Information by Reference.......... Reference
 12. Information With Respect to S-2 or
     S-3 Registrants................... *
 13. Incorporation of Certain
     Information by Reference.......... *
 14. Information With Respect to
     Registrants Other Than S-3 or S-2
     Registrants....................... *

      S-4 ITEM NUMBER AND CAPTION       LOCATION IN PROXY STATEMENT/PROSPECTUS
      ---------------------------       --------------------------------------
 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED.
 15. Information With Respect to S-3
     Companies......................... Incorporation of Certain Documents by
                                        Reference; Certain Information
                                        Concerning USLIFE; Selected Historical
                                        Financial Data of USLIFE
 16. Information With Respect to S-2 or
     S-3 Companies..................... *
 17. Information With Respect to
     Companies Other Than S-2 or S-3
     Companies......................... *
 D. VOTING AND MANAGEMENT INFORMATION.
 18. Information if Proxies, Consents   Cover Page of Joint Proxy
     or Authorizations Are to be        Statement/Prospectus; Incorporation of
     Solicited......................... Certain Documents by Reference;
                                        Summary of Joint Proxy
                                        Statement/Prospectus; Special Meeting
                                        of American General Shareholders;
                                        Special Meeting of USLIFE
                                        Shareholders; The Proposed Merger
 19. Information if Proxies, Consents
     or Authorizations Are Not to be
     Solicited, or in an Exchange
     Offer............................. *
--------
*Omitted because not required, inapplicable or answer is negative.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

  Article VI of the American General Bylaws sets forth certain rights of the Registrant's officers and directors to indemnification. The American General Bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4(b).

  The American General Restated Articles of Incorporation provide that, with certain specified exceptions, a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director. Reference is made to the American General Restated Articles of Incorporation filed as Exhibit 4(a) hereto.

  The Registrant has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and of its specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

 *2    Agreement and Plan of Merger by and among the Registrant, Texas Stars
       Corporation and USLIFE Corporation, dated as of February 12, 1997
       (included as Annex A to the Joint Proxy Statement/ Prospectus in Part I of this Registration Statement).
  3(a) Restated Articles of Incorporation of the Registrant (including
       Statement of Resolution Establishing Series of Shares of Series A Junior
       Participating Preferred Stock) (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-33115 filed by the Registrant).
  3(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).
  4(a) Specimen Stock Certificate for American General Common Stock
       (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26, 1980).
  4(b) Rights Agreement dated as of July 27, 1989, as amended by the First
       Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of New York, as Rights Agent
       (incorporated by reference to Exhibit 4 to the Registrant's Quarterly
       Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit
       19 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, respectively).
 *5    Opinion and Consent of Susan A. Jacobs, Associate General Counsel of
       American General, with respect to the legality of the securities to be issued in the Merger.
 *8(a) Form of Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom
       (Illinois), with respect to the consequences of the Merger contained in the Joint Proxy Statement/Prospectus.
 *8(b) Form of Opinion and Consent of Debevoise & Plimpton, with respect to the consequences of the Merger contained in the Joint Proxy
       Statement/Prospectus.

 *23(a)  Consent of Susan A. Jacobs, Associate General Counsel of
         American General (contained in opinion in Exhibit 5).
 *23(b)  Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
         (contained in their opinion on the tax consequences of the Merger contained in the Joint Proxy Statement/Prospectus in
         Exhibit 8(a)).
 *23(c) Consent of Debevoise & Plimpton (contained in their opinion on the tax consequences of the Merger contained in the Joint Proxy
         Statement/Prospectus in Exhibit 8(b)).
 *23(d)  Consent of Ernst & Young LLP.
 **23(e) Consent of KPMG Peat Marwick LLP.
 *23(f)  Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
 **23(g) Consent of Goldman, Sachs & Co.
 *24     Powers of Attorney: J. Evans Attwell, Brady F. Carruth, James S.
         D'Agostino, Jr., W. Lipscomb Davis, Jr., Robert M. Devlin, Larry
         D. Horner, Richard J.V. Johnson, Jon P. Newton, Robert E.
         Smittcamp and Anne W. Tatlock.
 *99(a)  Form of Common Stock Proxy of American General Corporation
         (relating to the special meeting of shareholders of American
         General Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).
 *99(b)  Form of 7% Convertible Preferred Stock Proxy of American General
         Corporation (relating to the special meeting of shareholders of American General Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).
 *99(c)  Form of Thrift Plans Voting Instructions of American General
         Corporation (relating to the special meeting of shareholders of American General Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).
 *99(d) Form of Proxy of USLIFE Corporation (relating to the special meeting of shareholders of USLIFE Corporation described in the Joint Proxy Statement/Prospectus in Part I of this Registration
         Statement).
 *99(e)  Form of USLIFE Corporation Employee Savings and Investment Plan
         Confidential Voting Instructions (relating to the special meeting of shareholders of USLIFE Corporation described in the Joint Proxy Statement/Prospectus in Part I of this Registration
         Statement).

--------

*Filed Previously

**Filed Herewith

  In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K, the Registrant is not filing herewith certain instruments defining the rights of holders of long-term debt of the Registrant because the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of such instruments to the Commission upon request.

(B) FINANCIAL STATEMENT SCHEDULES

  Not Applicable.

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 19, 1997.

                                          AMERICAN GENERAL CORPORATION


                                          By:  /s/  Carl J. Santillo
                                          By __________________________________
                                                    Carl J. Santillo
                                             Senior Vice President--Finance

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         Robert M. Devlin*           Chairman, Chief Executive        May 19, 1997
____________________________________ Officer and Director
          Robert M. Devlin           (Principal Executive
                                     Officer)

        /s/ Carl J. Santillo         Senior Vice President--          May 19, 1997
____________________________________ Finance (Principal Financial
          Carl J. Santillo           Officer)

        /s/ Pamela J. Penny          Vice President and               May 19, 1997
____________________________________ Controller
          Pamela J. Penny            (Principal Accounting
                                     Officer)

         J. Evans Attwell*           Director                         May 19, 1997
____________________________________
          J. Evans Attwell

         Brady F. Carruth*           Director                         May 19, 1997
____________________________________
          Brady F. Carruth

     James S. D'Agostino, Jr.*       Director                         May 19, 1997
____________________________________
      James S. D'Agostino, Jr.

      W. Lipscomb Davis, Jr.*        Director                         May 19, 1997
____________________________________
       W. Lipscomb Davis, Jr.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

          Larry D. Horner*           Director                         May 19, 1997
____________________________________
          Larry D. Horner

       Richard J.V. Johnson*         Director                         May 19, 1997
____________________________________
        Richard J.V. Johnson

           Jon P. Newton*            Director                         May 19, 1997
____________________________________
           Jon P. Newton

        Robert E. Smittcamp*         Director                         May 19, 1997
____________________________________
        Robert E. Smittcamp

          Anne M. Tatlock*           Director                         May 19, 1997
____________________________________
          Anne M. Tatlock
*By:
        /s/ Carl J. Santillo                                          May 19, 1997
____________________________________
          Carl J. Santillo
         (Attorney-in-fact)

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   *2    Agreement and Plan of Merger by and among the Registrant, Texas Stars
         Corporation and USLIFE Corporation, dated as of February 12, 1997
         (included as Annex A to the Joint Proxy Statement/ Prospectus in Part
         I of this Registration Statement).
    3(a) Restated Articles of Incorporation of the Registrant (including
         Statement of Resolution Establishing Series of Shares of Series A
         Junior Participating Preferred Stock) (incorporated by reference to
         Exhibit 4.1 to Registration Statement No. 33-33115 filed by the
         Registrant).
    3(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K
         for the year ended December 31, 1993).
    4(a) Specimen Stock Certificate for American General Common Stock
         (incorporated by reference to Exhibit 4 to Form 8-B filed by the
         Registrant on June 26, 1980).
    4(b) Rights Agreement dated as of July 27, 1989, as amended by the First
         Amendment thereto dated as of October 26, 1992, by and between the
         Registrant and First Chicago Trust Company of New York, as Rights
         Agent (incorporated by reference to Exhibit 4 to the Registrant's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q for
         the quarter ended September 30, 1992, respectively).
   *5    Opinion and Consent of Susan A. Jacobs, Associate General Counsel of
         American General, with respect to the legality of the securities to be issued in the Merger.
   *8(a) Form of Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom
         (Illinois), with respect to the consequences of the Merger contained in the Joint Proxy Statement/Prospectus.
   *8(b) Form of Opinion and Consent of Debevoise & Plimpton, with respect to the consequences of the Merger contained in the Joint Proxy
         Statement/Prospectus.
  *23(a) Consent of Susan A. Jacobs, Associate General Counsel of American
         General (contained in opinion in Exhibit 5).
  *23(b) Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (contained in their opinion on the tax consequences of the Merger contained in the Joint Proxy Statement/Prospectus in Exhibit 8(a)).
  *23(c) Consent of Debevoise & Plimpton (contained in their opinion on the tax consequences of the Merger contained in the Joint Proxy
         Statement/Prospectus in Exhibit 8(b)).
  *23(d) Consent of Ernst & Young LLP.
 **23(e) Consent of KPMG Peat Marwick LLP.
  *23(f) Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
 **23(g) Consent of Goldman, Sachs & Co.
  *24    Powers of Attorney: J. Evans Attwell, Brady F. Carruth, James S.
         D'Agostino, Jr., W. Lipscomb Davis, Jr., Robert M. Devlin, Larry D.
         Horner, Richard J.V. Johnson, Jon P. Newton, Robert E. Smittcamp and
         Anne W. Tatlock.
  *99(a) Form of Common Stock Proxy of American General Corporation (relating to the special meeting of shareholders of American General Corporation described in the Joint Proxy Statement/Prospectus in Part I of this
         Registration Statement).
  *99(b) Form of 7% Convertible Preferred Stock Proxy of American General
         Corporation (relating to the special meeting of shareholders of
         American General Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).
  *99(c) Form of Thrift Plans Voting Instructions of American General
         Corporation (relating to the special meeting of shareholders of
         American General Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).
  *99(d) Form of Proxy of USLIFE Corporation (relating to the special meeting of shareholders of USLIFE Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).
  *99(e) Form of USLIFE Corporation Employee Savings and Investment Plan
         Confidential Voting Instructions (relating to the special meeting of shareholders of USLIFE Corporation described in the Joint Proxy
         Statement/Prospectus in Part I of this Registration Statement).

--------

*Filed Previously

**Filed Herewith